Calculation of Filing Fee Tables
S-8
Algorhythm Holdings, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common stock, par value $0.01 per share	Other	5,708,399	$ 1.06	$ 6,050,902.94	0.0001381	$ 835.63
2	Equity	Common stock, par value $0.01 per share	Other	67,636	$ 1.06	$ 71,694.16	0.0001381	$ 9.90
Total Offering Amounts:						$ 6,122,597.10		$ 845.53
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 845.53
Offering Note
[1]	1. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of common stock, par value $0.01 per share ("Common Stock"), of Algorhythm Holdings, Inc. (the "Registrant") that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock. The 5,708,399 shares of Common Stock being registered pursuant to this Registration Statement consist of: (i) 4,998,333 shares not previously registered that were added to the number of shares available for issuance under The Singing Machine Company, Inc. 2022 Equity Incentive Plan (the "2022 Plan") upon the approval of an amendment to the 2022 Plan by the Registrant's stockholders on November 20, 2025, and (ii) 710,066 shares that were automatically added to the shares available for issuance under the 2022 Plan on January 1, 2026, pursuant to an "evergreen" provision contained in the 2022 Plan. Of the 5,708,399 shares of Common Stock being registered in this Registration Statement, 1,721,338 shares are being offered for resale by certain of the selling stockholders (the "Selling Stockholders") named in the prospectus that has been included in and filed with this Registration Statement, for which no additional registration fee is required pursuant to Rule 457(h)(3) under the Securities Act.. The amount of the registration fee was estimated pursuant to Rules 457(c) and 457(h) of the Securities Act, solely for the purpose of calculating the registration fee for the additional shares reserved under the 2022 Plan, on the basis of the average of the high and low prices of the Registrant's common stock as reported on The Nasdaq Stock Market on April 13, 2026, which is a date that is within five business days of the date of the filing of this Registration Statement.

[2]	2. Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall also cover any additional shares of Common Stock that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock. The 67,636 shares of Common Stock being registered pursuant to this Registration Statement consist of shares not previously registered that were issued or are issuable to certain of the Selling Stockholders under equity compensation plans that were not approved by the Registrant's stockholders, including 43,818 shares of common stock issuable upon the exercise of outstanding stock options and 23,818 shares of common stock underlying a restricted stock award. The amount of the registration fee was estimated pursuant to Rules 457(c) and 457(h) of the Securities Act, solely for the purpose of calculating the registration fee for the additional shares reserved under the 2022 Plan, on the basis of the average of the high and low prices of the Registrant's common stock as reported on The Nasdaq Stock Market on April 13, 2026, which is a date that is within five business days of the date of the filing of this Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources